Filed in the Office of	Business Number E22694872022-8
FVAguilar	Filing Number 20244234947
Secretary of State State Of Nevada	Filed On 8/2/2024 10:00:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: KEEMO Fashion Group Limited Entity or Nevada Business Identification Number (NVID): E22694872022-8
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1 vote per share Or ☐ No action by stockholders is required, name change only.
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article VIII of the Articles of Incorporation is hereby amended (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/Liu Lu — Director Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

**CERTIFICATE OF AMENDMENT
TO THE
RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
KEEMO FASHION GROUP LIMITED.**

KEEMO Fashion Group Limited., a Nevada corporation (the "*Corporation*"), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated and Amended Articles of Incorporation, as amended (the "*Articles of Incorporation*").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes.

THIRD: Article VIII of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

"This corporation is authorized to issue one class of capital stock, to be designated "Common Stock". The total number of shares of Common Stock which this corporation is authorized to issue is Seventy-Five Million (75,000,000), each having a par value of $0.001. The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders. The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

At the Effective Time every one (1) outstanding shares of Common Stock shall without further action by the corporation or the holder thereof be split into and automatically become ten (10) share of Common Stock (the "*Forward Split*"); *provided, however*, no fractional shares of Common Stock shall be issued in connection with the Forward Split, and instead, the Corporation shall issue one full share of post-Forward Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Forward Split.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this 2nd day of August, 2024.

By: /s/Liu Lu
Name: Liu Lu
Title: Director